                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):               July 14, 1995



                           SAHARA GAMING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     Nevada                        1-9481                   88-0304348
(STATE OR OTHER                (COMMISSION FILE          (I.R.S. EMPLOYER
 JURISDICTION OF                   NUMBER)               IDENTIFICATION NO.)
 INCORPORATION)

2535 Las Vegas Blvd. South, Las Vegas,  Nevada        89109
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (702) 737-2111



                                     None
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

          Sahara Gaming Corporation has previously announced that its subsidiary, Hacienda Hotel Inc., entered into an agreement with Circus Circus Enterprises Inc. to sell substantially all of the assets of the Hacienda Resort Hotel & Casino, and that its subsidiaries, Sahara Nevada Corp. and Sahara Las Vegas Corp., entered into agreements with William G. Bennett to sell substantially all of the assets of the Sahara Hotel & Casino. On July 17, 1995, Sahara Gaming Corporation announced that its Board of Directors and the Boards of Sahara Nevada Corp. and Sahara Las Vegas Corp. approved the proposed sale of the Sahara Hotel assets to Mr. Bennett. Sahara Gaming Corporation also announced that it had obtained the consent of the holders of 13 1/2% First Mortgage Bonds due 1998 (the "Pioneer Bonds") issued by Sahara Gaming Corporation's subsidiary, Pioneer Finance Corp., to the proposed sales of the Hacienda and Sahara Hotels. A copy of the consent executed by the holders of at least a majority of the outstanding principal amount of the Pioneer Bonds is attached as an Exhibit to the Current Report on Form 8-K.

          The consummation of the sales of the Sahara and Hacienda Hotels remain subject, among other things, to the purchasers obtaining all necessary licensing and regulatory approvals and to certain other regulatory approvals.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       Exhibits
       --------

       10.113                Form of Consent and Waiver with respect to Pioneer
                             Finance Corp. 13 1/2% First Mortgage Bonds due
                             1998.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SAHARA GAMING CORPORATION, a
                                      Nevada corporation


                                      By:       /s/ Thomas K. Land
                                           -------------------------------------
                                      Name:  Thomas K. Land
                                      Title:  Senior Vice President


July 18, 1995

                                 EXHIBIT INDEX

Exhibit No.                                      Description
- ----------                                       -----------

      10.113                 Form of Consent and Waiver with respect to Pioneer
                             Finance Corp. 13 1/2% First Mortgage Bonds due
                             1998.